                                                      REGISTRATION NO. 333-72581

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                        Post-Effective Amendment No. 1 to
                                    FORM S-3



                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED ASSET MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2714625
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

          Joseph R. Ramrath, Senior Vice President and General Counsel
                      United Asset Management Corporation,
      One International Place, Boston, Massachusetts 02110, (617) 330-8900
--------------------------------------------------------------------------------
     (Name and Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                    Copy to:

                    Terrence W. Mahoney, Esq., Hill & Barlow,
      One International Place, Boston, Massachusetts 02110, (617) 428-3000
--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to the public:   March 1, 1999

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-72581)

                       UNITED ASSET MANAGEMENT CORPORATION

     This Registration Statement on Form S-3 (Registration No. 333-72581) (the "Registration Statement") registered 50,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of United Asset Management Corporation (the "Company"). A total of 50,000 Shares were sold pursuant to the Registration Statement.

     The total number of shares registered pursuant to the Registration Statement have been sold. Accordingly, the offering of such shares pursuant to the Registration Statement has terminated.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on June 4, 1999.



                                        UNITED ASSET MANAGEMENT
                                        -----------------------
                                        CORPORATION
                                        -----------
                                        (Registrant)




                                        By:  /s/  William H. Park
                                             -----------------------------------
                                             William H. Park
                                             Executive Vice President and
                                             Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                                    Title                            Date
     ---------                                    -----                            ----

/s/ Norton H. Reamer*                   Chairman and Chief                      June 4, 1999
--------------------------------        Executive Officer, Director
Norton H. Reamer



/s/ Charles E. Haldeman, Jr.*           President, Director                     June 4, 1999
--------------------------------
Charles E. Haldeman, Jr.



/s/  William H. Park                    Executive Vice President and            June 4, 1999
--------------------------------        Chief Financial Officer
William H. Park                         (principal accounting officer)



/s/ Harold J. Baxter*                   Director                                June 4, 1999
--------------------------------
Harold J. Baxter



/s/ Francis Finlay*                     Director                                June 4, 1999
--------------------------------
Francis Finlay



/s/ Robert J. Greenebaum*               Director                                June 4, 1999
--------------------------------
Robert J. Greenebaum



/s/ Beverly L. Hamilton*                Director                                June 4, 1999
--------------------------------
Beverly L. Hamilton

/s/George E. Handtmann, III*            Director                                June 4, 1999
--------------------------------
George E. Handtmann, III



/s/ Jay O. Light*                       Director                                June 4, 1999
--------------------------------
Jay O. Light



                                        Director                                June ___, 1999
--------------------------------
Michael L. Mcwhinney



/s/ David I. Russell*                   Director                                June 4, 1999
--------------------------------
David I. Russell



/s/ Philip Scaturro*                    Director                                June 4, 1999
--------------------------------
Philip Scaturro



/s/ John A. Shane*                      Director                                June 4, 1999
--------------------------------
John A. Shane



/s/ Barbara S. Thomas*                  Director                                June 4, 1999
--------------------------------
Barbara S. Thomas

Date:    June 4, 1999



*By: /s/  William H. Park
     ---------------------------------
     William H. Park, Attorney-in-fact